For Immediate Release               Media Contact:   Alisha Goff
                                                     503/627-7075
                                                     alisha.goff@tektronix.com

                                    Analyst Contact: Paul Oldham
                                                     503/627-4027
                                                     paul.r.oldham@tektronix.com

                        TEKTRONIX REPORTS RESULTS FOR THE
                          FIRST QUARTER OF FISCAL 2006

BEAVERTON, Ore., Sept. 15, 2005 - Tektronix, Inc. (NYSE: TEK) today reported net sales of $235.1 million and net earnings from continuing operations of $14.2 million or $0.17 per share for the first quarter ended August 27, 2005. This compares with net sales of $250.5 million and net earnings from continuing operations of $36.5 million or $0.43 per share for the same period last year. Excluding acquisition-related costs, business realignment costs and one-time items, net earnings from continuing operations were $21.3 million or $0.25 per share for the first quarter ended August 27, 2005, as compared with $36.9 million or $0.43 per share for the same period last year.

"We are very satisfied with our overall performance this quarter," said Rick Wills, Tektronix Chairman and CEO. "We managed through a comparatively tough period, and delivered earnings which were in line with our expectations. In addition, we were encouraged by the pick up in demand in August after a slower start at the beginning of the quarter."

"The Inet acquisition continued to yield solid results. We had a number of significant customer wins in the quarter including orders for network management systems for UMTS, GPRS and VoIP, which contributed to the strongest order performance to date for this business. In addition, we recorded double digit, year-over-year growth in our two newer product areas - signal sources and real time spectrum analyzers - fueled by strong new products. Initial orders for our AFG3000 family of signal sources, which began shipping late in the quarter, exceeded our expectations. These transformational products, featuring our innovative and powerful "generator on a chip" based architecture, offer unprecedented performance and ease of use at a very attractive price. Additionally, we have continued to see good customer demand for our recently introduced TDS6000C, the world's fastest real-time oscilloscope," said Wills.

For the second quarter of fiscal 2006, the company expects net sales to be approximately $240 - $250 million. Earnings per share from continuing operations are expected to be between $0.25

                                     -more-

Tektronix First Quarter 2006 Results.../2


and $0.29 before mostly non-cash costs related to the acquisition of Inet Technologies, business realignment costs, and other one-time items.

"As we said last quarter, assuming stable markets, normal seasonality and the strength of new products in the second half, we expect the first quarter to represent the low point for the year in terms of both sales and earnings per share," said Wills.

"We are encouraged by the continued success from the Inet acquisition and from recently introduced products, as well as the continued progress we are making on the pipeline of products set to introduce over the next few quarters," concluded Wills.

Recent highlights include the following:

     - The availability of the AFG3000 family of signal sources, six models whose ease of use and innovative performance establishes a new benchmark for this class of product.

     - An award by Beijing International Radio, Film and Television Equipment Exhibition (BIRTV), the region's largest exhibition for radio and TV service providers and equipment manufacturers, for the "Outstanding Product" for the MTS430 MPEG Analyzer. The submission was judged by an independent panel of China's foremost experts in broadcast technology and presented at BIRTV 2005 in Beijing, China.

     - The addition of the High Speed Downlink Packet Access software option to the market leading NetTek(TM) Wireless RF Field Tester, making Tektronix the first manufacturer to provide HSDPA test and measurement capabilities in a handheld form factor.

     - The introduction of a new radio frequency identification (RFID) software measurement suite for WCA200A, RSA3300A and RSA3408A Real-Time Spectrum Analyzers which continues to advance the capabilities of Tektronix' Real-Time Spectrum Analyzers by adding new measurements and troubleshooting features specifically designed to help the RFID engineer.

     - The expansion of the TDS1000 and TDS2000 series, the world's best selling line of oscilloscopes in units, by adding two new models - one of which, the TDS1001, is the lowest priced digital oscilloscope available from any major vendor.

     - Significant wins from major network operators around the world for network management systems for UMTS, GPRS and VoIP, as well as service assurance and customer assurance software solutions.

     - The appointment of Rich McBee to Senior Vice President of the Communications Business. McBee, a proven senior executive at Tektronix, has held a broad range of positions and has experience running a significant portion of the Tektronix organization.

In addition, today Tektronix declared a quarterly cash dividend of $0.06 per share on the outstanding common shares of the Company, payable on October 24, 2005 to shareholders of record as of the close of market on October 7, 2005.

Tektronix will hold its Annual Meeting of Shareholders on Thursday, September 22, 2005, at 10:00 a.m. Central Daylight Time (CDT) at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas.

                                     -more-

Tektronix First Quarter 2006 Results.../3


Tektronix will be discussing its first quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs and one-time items. The "Reconciliation of Pro Forma Measures to GAAP" reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include acquisition-related costs, business realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the Company's results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company's statements and expectations regarding sales and earnings per share, market position and market growth opportunities, and the introduction of new products) are based on the Company's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries, changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company's ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated with compliance with the "Restriction of Hazardous Substances" worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure and/or produce lead free products, and with export regulations; inventory risks due to changes in market demand or the Company's business strategies; changes in effective tax rates; currency fluctuations; the ability to develop effective sales channels; and risks associated with the integration of Inet Technologies including realization of expected growth opportunities. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q.

About Tektronix

Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix' Web address is www.tektronix.com.

                                     -more-

Tektronix First Quarter 2006 Results.../4


                      Consolidated Statements of Operations

                                                    Quarter Ended
                                               -----------------------
                                               August 27,   August 28,
(In thousands, except per share amounts)          2005         2004
                                               ----------   ----------
Net sales                                       $235,060     $250,465
Cost of sales                                     99,103      101,946
                                                --------     --------
   Gross profit                                  135,957      148,519
Research and development expenses                 43,605       33,579
Selling, general and administrative expenses      68,565       65,066
Business realignment costs                         2,481        2,039
Acquisition related costs and amortization         3,436          787
Loss (gain) on disposition of assets, net              4       (1,891)
                                                --------     --------
   Operating income                               17,866       48,939
Interest income                                    3,092        5,462
Interest expense                                     (97)         (83)
Other non-operating expense, net                    (986)      (2,224)
                                                --------     --------
   Earnings before taxes                          19,875       52,094
Income tax expense                                 5,707       15,628
                                                --------     --------
   Net earnings from continuing operations        14,168       36,466
Loss from discontinued operations,
   net of income taxes                               (82)         (58)
                                                --------     --------
Net earnings                                    $ 14,086     $ 36,408
                                                ========     ========
Earnings per share:
      Continuing operations - basic             $   0.17     $   0.44
      Continuing operations - diluted           $   0.17     $   0.43
      Discontinued operations - basic           $     --     $     --
      Discontinued operations - diluted         $     --     $     --
      Net earnings - basic                      $   0.17     $   0.43
      Net earnings - diluted                    $   0.17     $   0.43
Weighted average shares outstanding:
      Basic                                       84,603       83,782
      Diluted                                     85,297       85,211
Cash dividend declared per share                $   0.06     $   0.04

                                     -more-

Tektronix First Quarter 2006 Results.../5


                           Consolidated Balance Sheets

(In thousands)                                     August 27, 2005   May 28, 2005
                                                   ---------------   ------------
ASSETS
   Current assets:
      Cash and cash equivalents                      $   95,002       $  131,640
      Short-term marketable investments                 111,477          120,881
      Trade accounts receivable, net                    161,346          155,332
      Inventories                                       130,544          131,096
      Other current assets                               86,657           80,177
                                                     ----------       ----------
         Total current assets                           585,026          619,126
   Property, plant and equipment, net                   122,062          120,546
   Long-term marketable investments                     162,009          226,892
   Deferred tax assets                                   53,340           56,560
   Goodwill, net                                        303,166          301,934
   Other long-term assets                               131,099          135,285
                                                     ----------       ----------
         Total assets                                $1,356,702       $1,460,343
                                                     ==========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
      Accounts payable and accrued liabilities       $  108,582       $  115,058
      Accrued compensation                               55,411           78,938
      Deferred revenue                                   54,639           57,509
                                                     ----------       ----------
         Total current liabilities                      218,632          251,505
   Long-term liabilities                                189,855          223,015
Shareholders' equity:
   Common stock                                         496,848          501,886
   Retained earnings                                    608,987          639,720
   Accumulated other comprehensive loss                (157,620)        (155,783)
                                                     ----------       ----------
      Total shareholders' equity                        948,215          985,823
                                                     ----------       ----------
      Total liabilities and shareholders' equity     $1,356,702       $1,460,343
                                                     ==========       ==========
   Shares outstanding                                    83,360           85,144

                                     -more-

Tektronix First Quarter 2006 Results.../6


SELECTED ADDITIONAL FINANCIAL DATA

                                                                     Quarter Ended
                                                                -----------------------
                                                         %      August 27,   August 28,
(Dollars in thousands, except per share amounts)       Growth      2005         2004
                                                       ------   ----------   ----------
PRODUCT ORDERS AND SALES DATA:
Orders                                                   13%     $230,434    $204,287
   U.S.                                                  19%       76,428      64,251
   International                                         10%      154,006     140,036

   Total - excluding Rohde and Schwarz & Inet            (9%)     185,613     204,380

Net Sales                                                (6%)    $235,060    $250,465
   U.S.                                                 (20%)      84,403     105,764
   International                                          4%      150,657     144,701

   Total - excluding Rohde and Schwarz & Inet           (11%)     203,265     229,267

BOOK TO BILL RATIO CALCULATION:
Product Orders                                                   $230,434    $204,287
Product Sales                                                    $221,835    $231,500

Book to Bill ratio                                                   1.04        0.88

RECONCILIATION OF PRO FORMA MEASURES TO GAAP:
Net earnings from continuing operations - GAAP                   $ 14,168    $ 36,466

Effect of :
   Acquisition related items reported in cost of
      sales                                                         5,112          --
   Acquisition related items reported in operating
      expenses                                                      3,436         787
   Business realignment costs                                       2,481       2,039
   Gain on sale of Nevada City property                                --      (2,161)
   Tax effect of above items                                       (3,943)       (200)
                                                                 --------    --------
Net earnings from continuing operations - Pro Forma              $ 21,254    $ 36,931

Diluted earnings per share - Pro Forma                           $   0.25    $   0.43

INCOME STATEMENT ITEMS AS A PERCENTAGE OF NET SALES:
Cost of sales                                                          42%         41%
Research and development expenses                                      19%         13%
Selling, general and administrative expenses                           29%         26%
Business realignment costs                                              1%          1%
Acquisition related costs and amortization                              1%          0%
Loss (gain) on disposition of assets, net                               0%         (1%)
Operating income                                                        8%         20%

CAPITAL EXPENDITURES AND DEPRECIATION:
Capital expenditures                                             $  8,744    $  7,506
Depreciation and amortization expense                            $  7,006    $  6,678

                                                    Quarter Ended     Year Ended
                                                   August 27, 2005   May 28, 2005
                                                   ---------------   ------------
BALANCE SHEET:
Cash and Marketable Investments:
   Cash and cash equivalents                          $ 95,002         $131,640
   Short-term marketable investments                   111,477          120,881
   Long-term marketable investments                    162,009          226,892
                                                      --------         --------
      Cash and Marketable Investments                 $368,488         $479,413

Accounts receivable as a percentage of net sales          16.8%            13.9%
Days sales outstanding                                    62.5             54.7
Average days sales outstanding                            61.3             50.7

Inventory as a percentage of net sales                    13.9%            11.3%
Inventory turns                                            3.0              3.6

                                     -more-

Tektronix First Quarter 2006 Results.../7


                             Discontinued Operations

                                                               Quarter Ended
                                                          -----------------------
                                                          August 27,   August 28,
(In thousands)                                               2005         2004
                                                          ----------   ----------
Loss on sale of VideoTele.com (less applicable
   income tax benefit of $1 and $1)                          $ (1)        $ (1)

Loss on sale of optical parametric test business
   (less applicable income tax benefit of $36  and $40)       (68)         (72)

Gain (loss) on sale of Gage (less applicable income
    tax benefit (expense) of $6 and $(8))                     (11)          15

Loss on sale of Color Printing and Imaging
   (less applicable income tax benefit of $1 and $0)           (2)          --
                                                             ----         ----
Loss from discontinued operations, net of income taxes       $(82)        $(58)
                                                             ====         ====

                                     -more-

Tektronix First Quarter 2006 Results.../8


RECONCILIATION OF PRO FORMA MEASURES TO GAAP

                                                          Quarter Ended August 27, 2005            Quarter Ended August 28, 2004
                                                   ------------------------------------------   ------------------------------------
                                                                  Adjustments                              Adjustments
                                                                  -----------                              -----------
(In thousands,  except per share amounts)            GAAP      Inet         Other   PRO FORMA     GAAP                   PRO FORMA
                                                   --------   ------       ------   ---------   --------                 ---------
Net sales                                          $235,060       --           --   $235,060    $250,465        --       $250,465
Cost of sales                                        99,103   (5,073) (A)     (39)    93,991     101,946        --        101,946
                                                   --------   ------       ------   --------    --------    ------       --------
   Gross profit                                     135,957    5,073           39    141,069     148,519        --        148,519
   Gross margin                                        57.8%                            60.0%       59.3%                    59.3%
Research and development expenses                    43,605       --           --     43,605      33,579        --         33,579
Selling, general and administrative expenses         68,565       --           --     68,565      65,066        --         65,066
Business realignment costs                            2,481       --       (2,481)        --       2,039    (2,039)            --
Acquisition related costs:
      Write-off of IPR&D                                365       --         (365)        --          --        --             --
      Amortization of acquired intangible assets      1,284   (1,279)          (5)        --          --        --             --
      Amortization of stock option compensation          90      (90)          --         --          --        --             --
      Transition expenses                             1,697   (1,030)        (667)        --         787      (787)            --
                                                   --------   ------       ------   --------    --------    ------       --------
         Total acquisition related costs              3,436   (2,399)      (1,037)        --         787      (787)            --
Loss (gain) on disposition of assets                      4       --           --          4      (1,891)    2,161 (B)        270
                                                   --------   ------       ------   --------    --------    ------       --------
   Operating income                                  17,866    7,472        3,557     28,895      48,939       665         49,604
   Operating margin                                     7.6%                            12.3%       19.5%                    19.8%
Other income, net                                     2,009       --           --      2,009       3,155                    3,155
                                                   --------   ------       ------   --------    --------    ------       --------
   Earnings before taxes                             19,875    7,472        3,557     30,904      52,094       665         52,759
Income tax expense                                    5,707    2,856        1,087      9,650      15,628       200         15,828
                                                   --------   ------       ------   --------    --------    ------       --------
   Net earnings from continuing operations         $ 14,168    4,616        2,470   $ 21,254    $ 36,466       465       $ 36,931
Earnings per share - diluted                       $   0.17                         $   0.25    $   0.43                 $   0.43
Weighted average shares outstanding - diluted        85,297                           85,297      85,211                   85,211
                                                   --------                         --------    --------                 --------

(A) Amortization of acquired intangible assets and non-cash expense for Inet inventory step up adjustment to fair value

(B)  Gain on sale of Nevada City property

                                       ###